Exhibit 99.1

EVERTEC REPORTS PRELIMINARY FIRST QUARTER 2016 RESULTS

INCREASES 2016 GUIDANCE RANGE

SAN JUAN, PUERTO RICO – May 11, 2016 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced preliminary results for the first quarter ended March 31, 2016. All financial results described in this press release should be considered preliminary. As previously disclosed, the Company was unable to timely file its 2015 Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”) due to a restatement and will also delay the filing of the Company’s 2016 first quarter report on Form 10-Q. The Company is working diligently to complete the restatement to permit the filing of the Company’s 2015 Form 10-K and 2016 first quarter Form 10-Q as soon as practicable. The preliminary information here in has been prepared by the Company’s management and has not undergone the complete review by the Company’s outside auditors that is customary for the release of interim results. The preliminary information represents the Company’s good faith belief as to the Company’s results for the periods presented, but it is pending any impact from the restatement and investors are cautioned that such information is neither final nor complete and should not be relied on as such.

Preliminary First Quarter 2016 Highlights

•	Revenue grew 5% to $95.5 million

•	GAAP Net Income was $19.2 million, or $0.26 per diluted share

•	Adjusted EBITDA increased 1% to $46.0 million

•	Adjusted diluted earnings per share increased 8% to $0.41

•	$10 million returned to shareholders through share repurchases and dividends

Mac Schuessler, President and Chief Executive Officer, stated “We are pleased with our first quarter financial results, as well as the progress we are making on our strategic initiatives in a challenging environment. We completed the Processa acquisition in March, giving EVERTEC a strong presence in one of the largest payments markets in Latin America.”

Preliminary First Quarter 2016 Results

Revenue. Total revenue for the quarter ended March 31, 2016 was $95.5 million, an increase of 5% compared with $91.3 million in the prior year.

Merchant Acquiring net revenue was $22.9 million, an increase of 14% compared with $20.1 million in the prior year. Revenue growth in the quarter was driven by the addition of the FirstBank merchant business as well as sales volume growth in the quarter.

Payment Processing revenue was $27.0 million, an increase of 2% compared with $26.4 million in the prior year. Revenue in the quarter reflected an increase in transactions processed over the ATH® debit network and revenue related to the Processa acquisition, partially offset by a reduction related to the classification of FirstBank revenues in Merchant Acquiring in 2016.

Business Solutions revenue was $45.6 million, an increase of 2% compared to $44.9 million in the prior year. Business Solutions revenue growth in the quarter reflects additional volumes in core banking and increased revenue from IT consulting projects, partially offset by a decrease in item and cash processing and hardware revenue.

Adjusted EBITDA. For the quarter ended March 31, 2016, Adjusted EBITDA was $46.0 million, an increase of 1% compared with $45.7 million in the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) decreased 180 basis points to 48.2% compared with 50.0% in the prior year. The decrease in Adjusted EBITDA margin was primarily driven by a change in revenue mix, increased business to business operating taxes, increased health insurance expenses, and increased investment expense related to Latin America and card processing product initiatives.

Net Income. For the quarter ended March 31, 2016, GAAP Net Income was $19.2 million, or $0.26 per diluted share, compared with $19.1 million or $0.24 per diluted share in the prior year.

For the quarter ended March 31, 2016, Adjusted Net Income was $31.1 million, an increase of 6% compared with $29.4 million in the prior year. Adjusted Net Income per diluted share of $0.41 increased 8% as compared to $0.38 per diluted share in the prior year.

Share Repurchase

During the three months ended March 31, 2016, the Company repurchased 0.2 million shares of common stock at an average price of $11.55 per share for a total of $2.5 million. As of March 31, 2016, a total of $117.5 million remained available for future use under the Company’s share repurchase program. As required by the amended credit agreement, the share repurchase program has been suspended until the Company satisfies certain reporting requirements, including the filings of 2015 Form 10-K and 2016 first quarter Form 10-Q.

2016 Outlook

The Company raised the current financial outlook for 2016 as follows:

•	Total consolidated revenue between $378 and $385 million representing growth of 1 to 3%

•	Adjusted diluted earnings per share guidance of $1.59 to $1.66 representing a growth range of -1 to 3% as compared to $1.61 in 2015

Capital expenditures continue to be expected in a range between $35 and $40 million.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its first quarter 2016 financial results today at 5:00 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Peter Smith, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 317-6016 or for international callers by dialing (412) 317-6016. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or

(412) 317-0088 for international callers; the pin number is 10084832. The replay will be available through Wednesday, May 18, 2016. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 19 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

About Non-GAAP Financial Measures

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance. In addition, the Company’s presentation of Adjusted EBITDA is consistent with the equivalent measurements contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, EVERTEC’s non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the EVERTEC web site, www.evertecinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,”

“projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; reduction in consumer confidence leading to decreased consumer spending; the Company’s dependence on credit card associations; regulatory limitations on our activities, including the potential need to seek regulatory approval to consummate transactions, due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; increased compliance risks associated with operating an international business; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits, and the failure of the Company to file the financial statements described above in a timely manner and the potential resolution of previously disclosed tax and accounting matters in a manner that adversely affects the Company’s financial results.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact

Kay Sharpton

(787) 773-5442

IR@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarters ended March 31,
(Dollar amounts in thousands, except per share data)	2016	2015
Revenues
Merchant Acquiring, net	$22,890	$20,091
Payment Processing	26,959	26,377
Business Solutions	45,630	44,864

Total revenues	95,479	91,332

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	43,408	39,795
Selling, general and administrative expenses	10,835	7,703
Depreciation and amortization	14,670	16,828

Total operating costs and expenses	68,913	64,326

Income from operations	26,566	27,006

Non-operating (expenses) income
Interest income	87	104
Interest expense	(5,878)	(6,201)
Earnings (losses) of equity method investment	(130)	115
Other income	398	285

Total non-operating expenses	(5,523)	(5,697)

Income before income taxes	21,043	21,309
Income tax expense	1,799	2,246

Net income	19,244	19,063
Less: Net income attributable to non-controlling interest	(19)	—

Net income attributable to EVERTEC, Inc.	19,225	19,063

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	468	889
Loss on cash flow hedge	(3,072)	—

Total comprehensive income attributable to EVERTEC, Inc.	$16,621	$19,952

Net income per share attributable to EVERTEC, Inc.’s common stockholders:
Basic	$0.26	$0.25
Diluted	$0.26	$0.24
Shares used in computing net income per share attributable to EVERTEC Inc.’s common stockholders:
Basic	74,947,850	77,807,289
Diluted	75,017,913	77,866,726

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Financial Highlights

(Dollar amounts in thousands, except per share data)	March 31, 2016	December 31, 2015
Balance Sheet
Cash	$36,039	$28,747
Restricted cash	$8,562	$11,818
Accounts receivable	$78,391	$79,339
Accounts payable and accrued liabilities	$56,857	$64,147
Short-term borrowings	$15,000	$17,000
Long-term debt	$643,977	$648,495

	March 31, 2016	March 31, 2015
Cash Flows
Operating cash flow	$30,025	$29,645
Investing cash flow	$(5,655)	$(3,790)
Financing cash flow	$(17,078)	$(25,539)

EVERTEC, Inc.

Schedule 3: Unaudited Income from Operations by Segment

	Quarters ended March 31,
(Dollar amounts in thousands)	2016	2015
Segment income from operations
Merchant Acquiring, net	$8,425	$9,264
Payment Processing	12,414	13,545
Business Solutions	13,243	14,066

Total segment income from operations	34,082	36,875
Merger related depreciation and amortization and other unallocated expenses (1)	(7,516)	(9,869)

Income from operations	$26,566	$27,006

(1)	Primarily represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.

EVERTEC, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarters ended March 31,
(Dollar amounts in thousands, except per share data)	2016	2015
Net income	$19,244	$19,063
Income tax expense	1,799	2,246
Interest expense, net	5,791	6,097
Depreciation and amortization	14,670	16,828

EBITDA	41,504	44,234
Software maintenance reimbursement and other costs (1)	312	474
Equity (income) loss (2)	130	(190)
Compensation and benefits (3)	3,681	833
Transaction, refinancing and other non-recurring fees (4)	359	321
Purchase accounting (5)	—	(3)
Restatement related expenses	59	—

Adjusted EBITDA	46,045	45,669
Operating depreciation and amortization (6)	(7,006)	(7,461)
Cash interest expense, net (7)	(5,037)	(5,333)
Income tax expense (8)	(2,901)	(3,465)
Non-controlling interest	(19)	—

Adjusted Net Income	$31,082	$29,410

Adjusted net income per common share:
Basic	$0.41	$0.38
Diluted	$0.41	$0.38
Shares used in computing adjusted net income per common share:
Basic	74,947,850	77,807,289
Diluted	75,017,913	77,866,726

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Represents non-cash equity based compensation expense of $1.6 million and $0.8 million for the quarters ended March 31, 2016 and 2015 and severance payments of $2.1 million for the quarter ended March 31, 2016.
4)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
7)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
8)	Represents income tax expense calculated on adjusted pre-tax income using GAAP tax rate.

EVERTEC, Inc.

Schedule 5: Reconciliation of Adjusted Net Income to GAAP Net Income

	Quarter ended March 31,
(Dollar amounts in thousands, except per share data)	2016				2015
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$95,479			$95,479	$91,332			$91,332

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	43,408	(2,377	) (1),(3)	41,031	39,795	(767	) (1),(3)	39,028
Selling, general and administrative expenses	10,835	(2,035	) (3),(4)	8,800	7,703	(851	) (3),(4),(5)	6,852
Depreciation and amortization	14,670	(7,664	) (6)	7,006	16,828	(9,367	) (6)	7,461

Total operating costs and expenses	68,913			56,837	64,326			53,341

Income from operations	26,566			38,642	27,006			37,991

Non-operating income (expenses)
Interest income	87	(87	) (7)	—	104	(104	) (7)	—
Interest expense	(5,878)	841	(7)	(5,037)	(6,201)	868	(7)	(5,333)
Earnings of equity method investment	(130)	130	(2)	—	115	(190	) (2)	(75)
Other income	398			398	285			285

Total non-operating expenses	(5,523)			(4,639)	(5,697)			(5,123)

Income before income taxes	21,043			34,003	21,309			32,868
Income tax expense	1,799	1,102	(8)	2,901	2,246	1,212	(8)	3,458

Net income	19,244			31,101	19,063			29,410
Less: Net income attributable to non-controlling interest	(19)			(19)	—			—

Net income attributable to EVERTEC, Inc.	19,225			31,082	19,063			29,410

Net income per share attributable to EVERTEC, Inc.’s common stockholders:
Basic	$0.26			$0.41	$0.25			$0.38
Diluted	$0.26			$0.41	$0.24			$0.38
Shares used in computing net income per common share:
Basic	74,947,850				77,807,289
Diluted	75,017,913				77,866,726

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Represents non-cash equity based compensation expense of $1.6 million and $0.8 million for the quarters ended March 31, 2016 and 2015 and severance payments of $2.1 million for the quarter ended March 31, 2016.
4)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
7)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
8)	Represents income tax expense calculated on adjusted pre-tax income using GAAP tax rate.